SCHEDULE A
          TO THE EXPENSE LIMITATION AGREEMENT EFFECTIVE MARCH 1, 2010,
     AS AMENDED FEBRUARY 13, 2013, BY AND BETWEEN LSV ASSET MANAGEMENT AND
                        THE ADVISORS' INNER CIRCLE FUND

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:


                                             MAXIMUM ANNUAL
       NAME OF FUND                     OPERATING EXPENSE LIMIT          INITIAL TERM END DATE
LSV Conservative Value Equity Fund     Institutional Class  0.35%        February 29, 2016
                                       Investor Class       0.60%        February 29, 2016

LSV Small Cap Value Fund               Institutional Class  0.85%        February 29, 2016
                                       Investor Class       1.10%        February 29, 2016

LSV U.S. Managed Volatility Fund       Institutional Class  0.55%        February 29, 2016
                                       Investor Class       0.80%        February 29, 2016

LSV Global Managed Volatility Fund     Institutional Class  0.75%        February 29, 2016
                                       Investor Class       1.00%        February 29, 2016

LSV Global Value Fund                  Institutional Class  0.90%        February 29, 2016
                                       Investor Class       1.15%        February 29, 2016

                             Amended: May 13, 2014